EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of February 16, 2012 (this "Agreement"), by and between Vitacost.com, Inc., a Delaware corporation (together with any successor entity thereto, the "Company"), on the one hand, and Jeffrey Horowitz and JHH Capital, LLC (each a “Holder” and together, the "Holders"), on the other hand.

WHEREAS, the Company, the Holder and certain other parties have entered into that certain Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, in connection with the Purchase Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01.   Definitions.  The following terms shall have the meanings ascribed to them below:

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering either the Securities Act or the Exchange Act.

“Common Stock” means common stock, $0.00001 par value per share, of the Company (and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a dividend, stock split, plan of recapitalization, reorganization, merger, sale of assets or otherwise).

“Company” has the meaning set forth in the preamble to this Agreement.

“Controlling Person” has the meaning set forth in Section 3.01.

“Damages” has the meaning set forth in Section 3.01.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Full Cooperation” means, in connection with any Demand Registration, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make themselves available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities).

“Holder” and “Holders” has the meaning set forth in the preamble to this Agreement, and shall include any Permitted Transferee that becomes a Holder pursuant to Section 4.05.

“Holders’ Counsel” has the meaning set forth in Section 2.04.

“Indemnified Party” has the meaning set forth in Section 3.03.

“Indemnifying Party” has the meaning set forth in Section 3.03.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Permitted Transferee” has the meaning set forth in Section 4.05.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, university, group, joint-stock company or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Registrable Securities” means, subject to the last sentence of this definition, the shares of Common Stock held beneficially or of record by any of the Holders, including shares of Common Stock (x) owned by any of the Holders prior to the date of this Agreement and (y) acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the resale of such shares of Common Stock has been declared effective by the Commission and such shares of Common Stock have been sold pursuant to such effective Registration Statement, (ii) such shares of Common Stock shall have been or all remaining Registrable Securities held by such Holder may immediately be sold under Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such shares of Common Stock (A) otherwise have been transferred, (B) are represented by a new certificate or other evidence of ownership for such Common Stock not bearing a restrictive legend against transfer under the Securities Act, (C) are not subject to any stop order and (D) may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act, or (iv) such shares of Common Stock shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 2.04.

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“Registration Statement” means any registration statement of the Company on an appropriate registration form under the Securities Act that covers any of the Registrable Securities (including, as applicable, a Shelf Registration Statement), including the prospectus, amendments and supplements thereto, and all exhibits and material incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 2.02.

“Suspension Notice” has the meaning set forth in Section 2.07(a).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwriters’ Maximum Number” means, for any Demand Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in the light of marketing factors, be limited.

Article II

REGISTRATION RIGHTS

Section 2.01.   Demand For Non-Shelf Registration; Underwritten Offering.

(a)        Requests for Registration. Subject to the blackout provisions contained in Section 2.07 and the limitations set forth in this Section 2.01, the Holders of a majority of Registrable Securities shall have the right to require the Company to file a Registration Statement covering all or part of their respective Registrable Securities for an underwritten registration under the Securities Act (a “Demand Registration”) by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such underwritten registration by such Holder or Holders. As soon as practicable after the receipt of such demand, the Company shall use commercially reasonable efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register; provided that the Holders shall not make a request for a Demand Registration under this Section 2.01(a) to offer in the aggregate less than 50% of all Registrable Securities; and provided, further, that the Holders will not be entitled to require the Company to effect (x) more than one Demand Registration during any twelve-month period or (y) more than two Demand Registrations in the aggregate under this Agreement.

(b)        Underwriting. The offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten public offering only. The Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing Underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting, which underwriting agreement shall have substantially the same indemnification provisions as set forth in this Agreement.

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(c)        Priority on Demand Registration. If, in connection with a Demand Registration, the managing Underwriter(s) give written advice to the Company of an Underwriters’ Maximum Number, then: (i) the Company shall so advise all Holders of Registrable Securities to be included in such Demand Registration and the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration and that does not exceed such Underwriters’ Maximum Number and such Registrable Securities shall be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. No shares of Common Stock held by any Person other than Registrable Securities held by the Holders shall be included in a Demand Registration without the prior written consent of the holders of a majority in interest of the Registrable Securities.

(d)        Effected Demand Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration, and, as a result thereof, 66-2/3% of the Registrable Securities covered thereby have not been sold, or if the Company fails to provide Full Cooperation, then such registration will be deemed not to have been effected for purposes of clause (y) of the second proviso to Section 2.01(a). If (i) a registration requested pursuant to this Section 2.01 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.01 does not remain continuously effective until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such underwritten offering, then the Company shall continue to be obligated to effect the underwritten registration of the Registrable Securities included in such Demand Registration pursuant to this Section 2.01. In circumstances not including the events described in the immediately two preceding sentences of this Section 2.01(d), each Holder of Registrable Securities shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the commencement of marketing of such Demand Registration, provided that such registration nonetheless shall count as a Demand Registration for purposes of clause (y) of the second proviso to Section 2.01(a).

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Section 2.02.   Shelf Registration.  At any time following the date that this 18 months following the date of this Agreement (provided that at such time the Company is eligible to use Form S-3 (or a substantially equivalent short-form registration statement) for a secondary offering), upon the request of Holders holding a majority of the Registrable Securities, the Company shall use commercially reasonable efforts to promptly file a Registration Statement on Form S-3 (or such other substantially equivalent short-form registration statement) under the Securities Act providing for the resale pursuant to Rule 415 from time to time by the Holders of such number of shares of Registrable Securities requested by the Holders to be registered thereby (including the prospectus, amendments and supplements to the shelf Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. The Company shall maintain the effectiveness of the Shelf Registration Statement for a period of 18 months in the aggregate (or until such earlier time as all of the Registrable Securities can be sold without restriction pursuant to Rule 144 under the Securities Act). The plan of distribution contained in the Shelf Registration Statement shall be substantially in the form attached as Exhibit A hereto, unless otherwise determined by the Company and the Holders holding a majority of the Registrable Securities. No shares of Common Stock held by any Person other than Registrable Securities held by the Holders shall be included in a Shelf Registration Statement without the prior written consent of the holders of a majority in interest of the Registrable Securities.

Section 2.03.   Piggyback Registration.

(a)        Notice of Piggyback Registration. If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act either for the Company’s own account or for the account of any of its stockholders (other than (A) securities to be issued solely in connection with any acquisition of or business combination with any entity or business, (B) securities issuable solely upon the exercise of stock options, (C) securities issuable solely pursuant to employee benefit plans, or (D) for Holders pursuant to Section 2.01 or 2.02 hereof entitled to participate in a registration) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to all Holders of such proposal not later than the earlier to occur of (A) the 10th day following the receipt by the Company of notice of exercise of any registration rights by any Persons, and (B) the 20th day prior to the anticipated filing date of such Piggyback Registration.

(b)       Piggyback Rights. Subject to the provisions contained in paragraph (c) of this Section 2.03 and in the last sentence of this paragraph (b), the Company will be obligated and required to use commercially reasonable efforts to include in each Piggyback Registration such Registrable Securities as requested in a written notice from any Holder delivered to the Company no later than 15 days following delivery of the notice from the Company specified in Section 2.03(a). The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s) establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration.

(c)       Company Officers and Directors. Subject to Section 2.03(d), the Company may, in its sole discretion, offer to include any shares of Common Stock beneficially owned by any of the Company’s directors or executive officers in any Piggyback Registration on the same terms and conditions applicable to the Holders of the Registrable Securities pursuant to this Section 2.03.

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(d)        Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriter(s) shall give written advice to the Company of an Underwriters’ Maximum Number, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters’ Maximum Number, and (ii) if the Underwriters’ Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then such excess, up to the Underwriters’ Maximum Number, shall be allocated pro rata among the Holders and the Company’s directors and executive officers on the basis of the number of securities requested to be included therein by each such Person.

(e)        Selection of Underwriter(s). In any Piggyback Registration, the Company shall have the right to select the investment banker(s) and managing underwriter(s) in such registration.

Section 2.04.  Registration Expenses.  In connection with registrations pursuant to Section 2.01, 2.02 or 2.03 hereof, the Company shall pay all of the registration costs and expenses incurred in connection with the registration thereunder (the “Registration Expenses”), including, without limitation, all: (i) registration and filing fees and expenses, including, without limitation, those related to filings with the Commission, (ii) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) reasonable processing, duplicating and printing expenses, including, without limitation, expenses of printing prospectuses reasonably requested by any Holder, (iv) of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (v) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, including, without limitation, fees and expenses of The NASDAQ Stock Market, (vi) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (vii) fees and expenses, if any, incurred with respect to any filing with FINRA, (viii) any documented out-of-pocket expenses of the Underwriter(s) incurred with the approval of the Company, (ix) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (x) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (xi) fees and expenses of any special experts retained by the Company in connection with such registration, and (xii) reasonable and documented fees and expenses of one firm of counsel for the Holders to be selected by the Holders of a majority of the Registrable Securities to be included in such registration (“Holders’ Counsel”); provided, however, that the Company shall reimburse the Holders for the reasonable and documented fees and disbursements of each additional counsel retained by any Holder for the purpose of rendering any opinion required by the Company or the managing Underwriter(s) to be rendered on behalf of such Holder in connection with any Demand Registration. Notwithstanding the foregoing, each Holder shall be responsible for any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities pursuant to a Registration Statement. The obligation of the Company to bear the expenses described in this Section 2.04 and to pay or reimburse the Holders for the expenses described in this Section 2.04 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

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Section 2.05.   Registration Procedures.  In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a)        The Company will promptly prepare and file with the Commission a Registration Statement on Form S-1 or another appropriate Securities Act form reasonably acceptable to the Holders, and use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(b)       The Company will promptly prepare and file with the Commission such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus.

(c)       The Company, at least 10 days prior to filing a Registration Statement or at least five days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, will furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ Counsel and (iii) each Underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and approval (which approval shall not be unreasonably withheld) by each of the foregoing Persons within five days after delivery (except that such review and approval of any prospectus or any amendment or supplement to such Registration Statement or prospectus must be completed within three days), and thereafter, furnish to such Holders, Holders’ Counsel and Underwriters, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ Counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed, then Holders’ Counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one day.

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(d)       The Company will promptly notify each Holder of any stop order issued or threatened by the Commission and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e)       On or prior to the date on which the Registration Statement is declared effective, the Company shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other lawful acts and things which may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f)       The Company will notify each Holder, Holders’ Counsel and Underwriter promptly and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that makes any statement made in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or that requires the making of any changes in such Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder hereby agrees to keep any disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(g)       The Company will furnish customary closing certificates and other deliverables to the Underwriter(s) and the Holders and enter into customary agreements satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

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(h)       The Company will make available for inspection by any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or Underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, Underwriter, attorney, accountant or agent in connection with such registration statement.

(i)        The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)        The Company shall use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each national securities exchange on which similar securities of the same class issued by the Company are then listed.

(k)       The Company shall use commercially reasonable efforts to ensure the obtaining of all necessary approvals from FINRA.

(l)        The Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(m)      The Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of Registrable Securities.

(n)       The Company otherwise shall comply with all applicable rules and regulations of the Commission.

(o)       The Company shall furnish to each Holder, addressed to such Holder, (1) an opinion of counsel for the Company (which may be the Company’s General Counsel), dated the effective date of the registration statement and the closing of the sale of any securities thereunder, as well as a consent to be named in the registration statement or any prospectus thereto, and (2) comfort letters as well as an audit opinion and consent to be named in the registration statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an underwritten public offering of securities.

(p)       In connection with each Demand Registration, cause there to occur Full Cooperation.

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Section 2.06.   Holders’ Obligations. The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration, including, without limitation, all such information as may be requested by the Commission. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.05(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 2.05(f) hereof.

Section 2.07.   Blackout Provisions.

(a)        Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the participating Holders (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (1) postpone effecting a registration under this Agreement, or (2) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than 90 consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause 2 of this Section 2.07(a) if (x) the Company in good faith determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending on proposed to be undertaken by the Company or any of its subsidiaries, or (y) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company; provided that the Company may not take any action pursuant to this Section 2.07(a) for a period of time in excess of 135 days in any 12-month period.

(b)        If the Company shall take any action pursuant to clause 2 of Section 2.07(a) with respect to any participating Holder in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one day beyond the end of such period for each day that, pursuant to Section 2.07(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

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Section 2.08.   Exchange Act Registration.  The Company will use its reasonable best efforts to timely file with the Commission such information as the Commission may require under Section 13(a) or Section 15(d) of the Exchange Act and the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any legend at such time as a Holder has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (iv) or (v) below), that: (i) there has been a sale of such Registrable Securities pursuant to an effective registration statement, (ii) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144) provided that, upon request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than three (3) business days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive and other legends or credit the balance account of such Holder’s or such Holder’s nominee with DTC (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by such Holder.

Section 2.09.   Damages. The Company recognizes and agrees that the Holders will not have an adequate remedy if the Company fails to comply in all material respects with this Article 2 and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Securities or any other Person entitled to the benefits of this Article 2 requiring specific performance, without the posting of a bond, of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article 2.

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Article III

INDEMNIFICATION

Section 3.01.   Indemnification by the Company.  The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, partners, officers, directors, employees and agents of such controlling Person (each, the “Controlling Person”), from and against any and all losses, claims, damages, liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its managers, members, partners, officers, directors, employees and agents, and any such Controlling Person may become subject to under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) (a) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder expressly for use therein, and shall reimburse such Holder, its managers, members, partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to such Holder or other indemnitee to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claim from which such Damages arise in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, and (ii) the final prospectus would have corrected such untrue statement or such omission, where such failure to deliver the prospectus was not a result of non-compliance by the Company under Section 2.05(f) of this Agreement or (b) arise out of or relate to (i) any breach of any covenant, obligation or agreement made by the Company in any Transaction Document (as defined in the Purchase Agreement) or (b) any cause of action, suit or claim brought or made against any Holder by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, or performance of the Transaction Documents, or (ii) the status of Holder as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, that a Holder shall not be entitled to indemnification to the extent any of the foregoing is caused by such Holder's gross negligence, material violation of law or regulation or willful misconduct. In addition to the indemnity contained herein, the Company will reimburse each Holder for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

Section 3.02.  Indemnification by the Holders.  The Holders agree, jointly and severally, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, partners, officers, directors, employees and agents of such Controlling Person, to the same extent as the foregoing indemnity from the Company to the Holders, but only with reference to information related to the Holders, or their plan of distribution, furnished in writing by the Holders to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. No Holders shall be required to indemnify any Person pursuant to this Section 3.02 for any amount in excess of the net proceeds of the Registrable Securities sold for the account of such Holder.

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Section 3.03.   Conduct of Indemnification Proceedings.   Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 3.01 or 3.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 3.01 or 3.02 except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent.

Article IV

MISCELLANEOUS

Section 4.01.   No Inconsistent Agreements; Most-Favored-Nations. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. If the Company grants to any Person any rights with respect to the registration of any shares of equity securities of the Company or any securities convertible or exercisable into shares of any equity securities of the Company that are more favorable to such Person than the rights of the Holders set forth in this Agreement, then the Company shall grant to the Holders the same rights granted to such other Person (and shall promptly enter into one or more amendments to this Agreement to effect the foregoing).

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Section 4.02.   Holdback Agreements. The Company agrees not to, and shall exercise its best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers, and shall request that beneficial owners of 5% or more of the Company’s outstanding voting stock, not to, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the 60 days beginning on the pricing date of any underwritten offering effected pursuant to this Agreement, unless the underwriter managing the offering otherwise agrees to a shorter period.

Section 4.03.   Termination of Registration Rights. The rights granted under this Agreement shall terminate on the earlier of the date that (i) the Holders no longer beneficially own any Registrable Securities or (ii) all Registrable Securities are eligible for sale without any volume or other limitations or restrictions.

Section 4.04.   Amendment and Modification.  This Agreement may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the Company and each Holder, provided that the addition of a permitted assign as a Holder hereunder shall not constitute an amendment or modification for purposes of this Section 4.04.

Section 4.05.   Assignment; Binding Effect; Entire Agreement.  The rights and obligations hereunder may be assigned in whole or in part by any Holder to a controlled affiliate of such Holder and or to any member, partner or stockholder of any such Holder (a “Permitted Transferee”) without the consent of the Company or the other Holders. Such assignment shall be effective upon receipt by the Company of (x) written notice from the Holder certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (y) a written agreement from the Permitted Transferee to be bound by all of the terms of this Agreement. Upon receipt of the documents referenced in (x) and (y) above, the Permitted Transferee shall thereafter be deemed to be a “Holder” for all purposes of this Agreement. Except as set forth above, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them with respect to the subject matter hereof.

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Section 4.06.   Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

Section 4.07.   Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including fax or similar writing) and shall be given to:

If to the Company:

Vitacost.com, Inc.

5400 Broken Sound Blvd. N.W., Suite 500

Boca Raton, FL 33487-3521

Phone: (561) 982 4180

Fax: (561) 443-2627

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

1700 K Street, NW

Fifth Floor

Washington, DC 20006

Attention: Robert D. Sanchez, Esq.

                 Daniel S. Peale, Esq.

If to any of the Holders:

Jeffrey Horowitz

5400 Broken Sound Blvd. NW

Suite 500

Boca Raton, Florida 33487-3521

Phone: (561) 982-4180

Fax No.: (561) 443-2627

With a copy (which shall not constitute notice) to:

Buchanan Ingersoll & Rooney PC

Two Liberty Place, Suite 3200

50 South 16th Street

Philadelphia, PA 19102-2555

Attention: Barry J. Siegel

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or such other address or fax number as such party may hereafter specify for the purpose of giving such notice to such party. Each such notice, request or other communication shall be deemed to have been received (a) if given by fax, when such fax is transmitted to the fax number specified pursuant to this Section 4.07 and appropriate confirmation is received, or (b) if given by any other means, when delivered in person or by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested).

Section 4.08.   Governing Law.  This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the laws of the State of Delaware, notwithstanding any conflict of law provision to the contrary.

Section 4.09.   Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.10.  Counterparts. This Agreement may be executed via facsimile or electronic transmission and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.11.  Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.12.  Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance, without posting a bond, of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

Section 4.13.   Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

Section 4.14.   Interpretation. In this Agreement, reference to any law, rule, regulation or act means such law, rule, regulation or act as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

Section 4.15.   Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)        To the fullest extent permitted by law, each of the parties hereto unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement and hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert any objection, whether as a defense or otherwise, that such party may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum or that such suit, action or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate, or that this Agreement may not be enforced in or by such courts. To the fullest extent permitted by law, each party hereto agrees that a final non-appealable judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction in which a party may be found or may have assets by suit on the judgment or in any other manner provided by applicable law, and agrees to the fullest extent permitted by law to consent to the enforcement of any such judgment and not to oppose such enforcement or to seek review on the merits of any such judgment in any such jurisdiction.

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(b)        To the fullest extent permitted by law, each of the parties hereto hereby irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any suit, action or proceeding by giving copies thereof by overnight courier to the address of such party specified in Section 4.07 and such service of process shall be deemed effective service of process on such party; provided, however, that the foregoing shall not limit the right of any party to effect service of process on the other party by any other legally available method.

(c)        TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

VITACOST.COM, INC.

By:	/s/ Stephen E. Markert
Name: Stephen E. Markert
Title: Chief Financial Officer

JEFFREY HOROWITZ

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title:

JHH CAPITAL, LLC

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Manager

[Signature Pages to Registration Rights Agreement]

Exhibit A

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A-1

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

A-2

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[●] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

A-3